SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IVAX DIAGNOSTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IVAX DIAGNOSTICS, INC.

2140 North Miami Avenue

Miami, Florida 33127

June 24, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of IVAX Diagnostics, Inc., which will be held on July 17, 2003 at 10:30 a.m., local time, at the headquarters of IVAX Corporation at 4400 Biscayne Boulevard, Miami, Florida 33137.

At the Annual Meeting, holders of our Common Stock will: (1) elect three directors to our Board of Directors, and (2) consider any other business that may be properly brought before the Annual Meeting.

The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, more fully describe the actions to be considered by stockholders at the Annual Meeting.

Our Board of Directors recommends that you vote your shares “FOR” the election of each of the three nominees to the Board of Directors named in the following pages. IVAX Corporation holds approximately 73% of our outstanding Common Stock and has advised us that it intends to vote all shares of Common Stock owned by it “FOR” the election of the three nominees to the Board of Directors named in this Proxy Statement. Accordingly, the election of each of the nominees nominated by the Board of Directors is assured.

Whether or not you plan to attend the Annual Meeting, and regardless of the size of your holdings, you are encouraged to promptly sign, date and mail the enclosed proxy in the pre-stamped envelope provided. Your participation is valued. The prompt return of your proxy will save additional solicitation expense and will not affect your right to vote in person in the event that you attend the Annual Meeting. Please vote today.

On behalf of our Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Phillip Frost, M.D.,

Chairman of the Board of Directors

IVAX DIAGNOSTICS, INC.

2140 North Miami Avenue

Miami, Florida 33127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 17, 2003

Notice is hereby given that the Annual Meeting of Stockholders of IVAX Diagnostics, Inc. (the “Company”) will be held at the headquarters of IVAX Corporation at 4400 Biscayne Boulevard, Miami, Florida 33137 on July 17, 2003 commencing at 10:30 a.m., local time, for the following purposes:

1.	To elect three directors to the Company’s Board of Directors; and

2.	To consider such other business as may properly be brought before the Annual Meeting or any postponement or adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement which forms a part of this Notice.

Only stockholders of record at the close of business on June 17, 2003 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Mark Deutsch,

Secretary

Miami, Florida

June 24, 2003

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IVAX DIAGNOSTICS, INC.

2140 North Miami Avenue

Miami, Florida 33127

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of IVAX Diagnostics, Inc. (the “Company”) of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the headquarters of IVAX Corporation at 4400 Biscayne Boulevard, Miami, Florida 33137 on July 17, 2003 at 10:30 a.m., local time and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement, Notice of Meeting and the accompanying proxy card are first being mailed to stockholders on or about June 27, 2003.

General

Each proxy solicited, if properly completed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein. To vote by proxy, you must complete, sign and date the enclosed proxy card and return it in the prepaid envelope. Proxies received with no instructions will be voted “FOR” the election of each nominee to the Company’s Board of Directors. Although the Board of Directors is unaware of any other matter to be presented at the Annual Meeting upon which stockholders are entitled to vote, if any other matters are properly brought before the Annual Meeting, then the persons named in the form of proxy will vote as proxies in accordance with their own best judgment on those matters.

Any stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before it is exercised by notifying the Secretary of the Company in writing at the address set forth above, or by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The Company will bear the expense of soliciting proxies and may reimburse brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such brokers, banks and nominees. The Company does not intend to solicit proxies other than by use of the mail.

Record Date; Stockholders Entitled to Vote

Only holders of record of the Company’s Common Stock at the close of business on June 17, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. If you hold your shares beneficially through a brokerage account or through a bank or other nominee, then to vote your shares you must follow the voting instructions that you receive from your broker, bank or other nominee. Holders of shares through a brokerage account or through a bank or other nominee will not be entitled to vote at the Annual Meeting (although you will be permitted to attend).

On the Record Date, there were 27,534,079 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote per share on all matters to be considered at the Annual Meeting. IVAX Corporation, which holds approximately 73% of the outstanding Common Stock, has advised the Company that it will vote all of its shares in favor of the election of the three nominees for director nominated by the Company’s Board of Directors.

Quorum; Adjournment

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is necessary to transact business at the Annual Meeting. Both abstentions and “broker non-votes,” as described below, are counted as present for purposes of determining the presence of a quorum. In the event that there are not sufficient shares represented for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Vote Required for Approval

To elect the three nominees to the Company’s Board of Directors, the affirmative vote of a plurality of the outstanding shares of Common Stock is required. There is no right to cumulative voting in the election of directors.

Voting of Proxies by Brokers

Brokers, banks and other nominees who hold shares in “street name” for customers will be permitted to exercise voting discretion with respect to the election of directors. Accordingly, absent specific and timely instructions from the beneficial owner of such shares, brokers, banks and other nominees are empowered to vote such shares with respect to the election of directors. However, because shares held by brokers, banks and other nominees will not be considered entitled to vote on matters as to which the brokers withhold authority (so called “broker non-votes”), broker non-votes will have no effect on the outcome of the election of directors.

PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Company’s Board of Directors consists of eight directors divided into three classes, each of which has a three year term, which terms expire in annual succession. Jay Raubvogel and Randall K. Davis resigned from the Board of Directors on August 9, 2002 and November 4, 2002, respectively. Jose J. Valdes-Fauli and Glenn L. Halpryn were subsequently appointed to the Board of Directors in accordance with the Company’s Bylaws. The Company’s Bylaws provide that the Board of Directors shall consist of no less than one director. A total of three directors will be elected at the Annual Meeting, one of whom will be elected for a term expiring in 2004 and two of whom will be elected for a term expiring in 2006. IVAX Corporation has advised us that it will vote all shares of Common Stock owned by it in favor of all of the nominees. If any nominee is unable to serve, which the Board of Directors has no reason to expect, IVAX Corporation has advised us that it will vote all shares of Common Stock owned by it for the other named nominees and for the person, if any, who is designated by the Board of Directors to replace such nominee. Accordingly, election of the nominees nominated by the Board of Directors is assured.

The following table sets forth the names and ages of the director nominees and the year during which their terms of office will expire. Each director nominee is a current director of the Company who has been nominated for re-election at the Annual Meeting.

Name	Age	Term of Office
Glenn L. Halpryn	42	2004

Giorgio D’Urso	68	2006

Jose J. Valdes-Fauli	51	2006

The following list contains certain information with respect to the director nominees, including the principal occupation or employment for at least the previous five years and his positions or offices at the Company or its subsidiaries—Delta Biologicals, S.r.l., Diamedix Corporation, and ImmunoVision, Inc.

Glenn L. Halpryn, age 42, has served as a director of the Company since December 2002. Mr. Halpryn has been Chief Executive Officer of Orthodontix, Inc. since May 2001 and Chairman of the Board of Directors, President and Secretary of Orthodontix, Inc. since April 2001. Halpryn has also been Chief Executive Officer and a director of Transworld Investment Corporation since June 2001. From 1984 to June 2001, Mr. Halpryn served as Vice President and Treasurer of Transworld Investment Corporation. From 1999 to June 2001, Mr. Halpryn served as Vice President of Ivenco, Inc. Since 1984, Mr. Halpryn has been engaged in real estate investment and development activities, including the management, finance and leasing of commercial real estate. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of United Security Corporation, a broker-dealer registered with the NASD. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary and Treasurer of Frost Hanna Halpryn Capital Group, Inc., a “blank check” company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc.

Giorgio D’Urso, age 68, has served as the Company’s President and Chief Executive Officer and as a director of the Company since the merger of the pre-merger IVAX Diagnostics, Inc. with b2bstores.com Inc. in 2001 and had served in the same capacities with the pre-merger IVAX Diagnostics since 1996. He has served as President and Chief Executive Officer of Diamedix since 1993, President of Delta since 1980, and President of ImmunoVision since 1995. He has over 34 years of diagnostics industry experience. Mr. D’Urso founded Delta, and was its Managing Director from 1980 to 1998. From 1976 to 1980, Mr. D’Urso founded and served as the General Manager of Menarini Diagnostici, Florence, Italy, a division of Menarini S.A.S. Mr. D’Urso also founded and supervised Menarini Diagnosticos S.A. in Spain. From 1974 to 1976, Mr. D’Urso served as the Marketing Manager of the diagnostic division of SmithKline & French S.P.A. in Milan, Italy. From 1969 to 1974, Mr. D’Urso served as the Marketing Manager of Laboratori Travenol S.P.A. in Rome, Italy.

Jose J. Valdes-Fauli, age 51, has served as a director of the Company since December 2002. Since January 1998, Mr. Valdes-Fauli has been the President and Chief Executive Officer of Colonial Bank—South Florida Region, an affiliate of Colonial BancGroup. Mr. Valdes-Fauli has been involved in the banking industry for 27 years. He is a member of the Florida International University Foundation Board of Directors. He is also Director Emeritus of the Florida Grand Opera and a director of the Bass Museum of Art, the Concert Association of Florida and the Mercy Hospital Foundation. Mr. Valdes-Fauli is also a member of the Advisory Board of New Hope Charities, Inc. and a member of the Miami-Dade County Cultural Affairs Council.

THE BOARD OF DIRECTORS RECOMMENDS THAT

ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

Directors Continuing in Office

The following list contains certain information with respect to the directors continuing in office, including the principal occupation or employment for at least the previous five years and his or her positions or offices at the Company or its subsidiaries.

Dr. Phillip Frost, age 66, has served as the Company’s Chairman of the Board of Directors since the merger of the pre-merger IVAX Diagnostics in 2001 and his term of office as a director continues until the 2004 annual meeting. He has served as the Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation since 1987. He served as President of IVAX Corporation from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is Chairman of the Board of Directors of Whitman Education Group, Inc. (proprietary education) and a director of Northrop Grumman Corp. (aerospace). He is Chairman of the Board of Trustees of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

Neil Flanzraich, age 59, has served as a director of the Company since the merger of the pre-merger IVAX Diagnostics in 2001 and had served as a director of the pre-merger IVAX Diagnostics since September 1998 and his term of office as a director continues until the 2005 annual meeting. He has served as Vice Chairman and President of IVAX Corporation since May 1998 and as a director of IVAX Corporation since 1997. He was a shareholder and served as Chairman of the Life Sciences Legal Practices Group of Heller Ehrman White & McAuliffe from 1995 to May 1998. From 1981 to 1994, he served in various capacities at Syntex Corporation (pharmaceuticals), most recently as its Senior Vice President, General Counsel and a member of the Corporate Executive Committee. From 1994 to 1995, after Syntex Corporation was acquired by Roche Holding Ltd., he served as Senior Vice President and General Counsel of Syntex (U.S.A.) Inc., a Roche subsidiary. He is a director of RAE Systems, Inc. (gas detection and security monitoring systems), Whitman Education Group, Inc. (proprietary education) and Continucare Corporation (integrated health care).

Dr. Jane Hsiao, age 56, has served as a director of the Company since the merger of the pre-merger IVAX Diagnostics in 2001 and her term of office as a director continues until the 2005 annual meeting. She has served as IVAX Corporation’s Vice Chairman—Technical Affairs and as a director of IVAX Corporation since February 1995, as IVAX’ Chief Technical Officer since July 1996, and as Chairman, Chief Executive Officer and President of DVM Pharmaceuticals, Inc., IVAX Corporation’s veterinary products subsidiary, since March 1998. From 1992 until February 1995, she served as IVAX Corporation’s Chief Regulatory Officer and Assistant to the Chairman, and as Vice President—Quality Assurance and Compliance of IVAX Research, Inc., IVAX

Corporation’s principal proprietary pharmaceutical subsidiary. From 1987 to 1992, Dr. Hsiao was Vice President—Quality Assurance, Quality Control and Regulatory Affairs of IVAX Research, Inc.

Dr. John B. Harley, age 53, has served as a director of the Company since the merger of the pre-merger IVAX Diagnostics in 2001 and his term of office as a director continues until the 2005 annual meeting. He has held various positions at the University of Oklahoma Health Sciences Center since 1982. In the Department of Medicine, his positions include Chief of Rheumatology, Allergy and Immunology Section and Vice Chair for Research, George Lynn Cross Research Professor (1999 to present), James R. McEldowney Chair in Immunology and Professor of Medicine (1992 to present), Associate Professor (1986 to 1992), and Assistant Professor (1982 to 1986). Since 1996 Dr. Harley has been an Adjunct Professor in the Department of Pathology. In the Department of Microbiology, Dr. Harley has served as Adjunct Professor (1992 to present), Adjunct Associate Professor (1988 to 1992), and Adjunct Assistant Professor (1983 to 1988). Since 1982, Dr. Harley has also been associated with the Oklahoma Medical Research Foundation’s Arthritis and Immunology Program as Program Head (1999 to present), Member (1998 to present), Associate Member (1989 to present), Affiliated Associate Member (1986 to 1989), and Affiliated Assistant Member (1982 to 1986). Dr. Harley has also served as a Staff Physician (1982, 1984 to 1987 and 1992 to present), and a Clinical Investigator (1987 to 1992), Immunology Section, Medical Service at the Veterans Affairs Medical Center, Oklahoma City, Oklahoma. In 1981 and 1982, Dr. Harley was a Postdoctoral Fellow in Rheumatology with the Arthritis Branch of the National Institute of Arthritis, Diabetes and Digestive and Kidney Diseases, National Institute of Health, Bethesda, Maryland. He was also a Clinical Associate at the Laboratory of Immunoregulation, National Institute of Allergy and Infectious Diseases, National Institutes of Health, Bethesda, Maryland from 1979 to 1982.

Dr. Jack R. Borsting, age 74, has served as a director of the Company since the merger of the pre-merger IVAX Diagnostics in 2001 and his term of office as a director continues until the 2004 annual meeting. Dr. Borsting is Dean Emeritus and has been a Professor at the Marshall School of Business at the University of Southern California since 2001. From 1995 to 2001, he served as the E. Morgan Stanley Professor of Business Administration and the Executive Director of the Center for Telecommunications Management at the University of Southern California. From 1988 to 1994, he was Dean and Professor of Business Administration at the University of Southern California, Los Angeles. From 1983 to 1988, he was Dean of the University of Miami School of Business Administration. Dr. Borsting is a director of Whitman Education Group, Inc. (proprietary education). Dr. Borsting is a trustee of the Rose Hills Foundation, the Los Angeles Orthopedic Hospital Foundation and MetLife Investors.

Identification of Executive Officers

The following individuals are executive officers of the Company.

Name	Age	Position
Giorgio D’Urso	68	Chief Executive Officer, President and Director

Duane M. Steele	52	Vice President—Business Development

Mark Deutsch	40	Chief Financial Officer and Vice President—Finance

Raul F. Alvarez	53	Vice President—International Marketing and Sales

All officers serve until they resign or are replaced or removed.

The following additional information is provided for the executive officers shown above who are not directors of the Company or nominees for directors.

Duane M. Steele, age 52, has served as the Company’s Vice President—Business Development since the merger of pre-merger IVAX Diagnostics in 2001 and had served in the same capacity with the pre-merger IVAX Diagnostics since 1996. He joined Diamedix in 1995 and has over 26 years of diagnostics industry experience. He has served as the Chief Operating Officer of Diamedix since 1997. From 1995 to 1997, he served as Vice President—Business Development of Diamedix. From 1990 to 1994, he served as President and Chief Executive Officer of LaserCharge, Inc. in Austin, Texas. From 1988 to 1989, Mr. Steele was the General Manager of Austin Biological Laboratories, Inc. From 1972 to 1987, Mr. Steele held a variety of positions with Kallestad Diagnostics, Inc., including Senior Vice President.

Mark Deutsch, age 40, has served as the Company’s Chief Financial Officer and Vice President—Finance since the merger of the pre-merger IVAX Diagnostics in 2001 and had served in the same capacities with the pre-merger IVAX Diagnostics since 1996. He has served as the Vice President—Finance of Diamedix since 1993 and has 9 years of diagnostics industry experience. From 1988 to 1993, Mr. Deutsch held various positions including Accounting Manager of IVAX Corporation and Controller of certain subsidiaries of IVAX Corporation. From 1985 to 1988, Mr. Deutsch worked for Arthur Andersen & Co. as a Senior Accountant.

Raul F. Alvarez, age 53, has served as the Company’s Vice President—International Marketing and Sales since April 2001. Prior to joining the Company, Mr. Alvarez was Vice President—International Business of Immucor, Inc. from 1998 to 2001. From 1994 to 1998, he was Vice President—International Business of Gamma Biologicals, Inc. in Houston, Texas.

Directors’ Fees

Non-employee directors of the Company do not receive cash compensation for attendance at meetings of the Board of Directors or committee meetings. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for attendance at meetings of the Board of Directors or committee meetings. Non-employee directors have in the past received automatic grants of options to purchase shares of Common Stock. During the 2002 fiscal year, non-employee directors each received a grant of options to purchase 5,000 shares of the Company’s Common Stock under the Company’s 1999 Performance Equity Plan.

Employment Agreements

On October 1, 1998, the pre-merger IVAX Diagnostics entered into a five-year employment agreement with Giorgio D’Urso, President and Chief Executive Officer, at a base annual salary of $348,519, with discretionary annual adjustments. The Company assumed this employment agreement in the merger of the pre-merger IVAX Diagnostics. Mr. D’Urso’s employment may be terminated with or without cause at any time upon written notice. For a termination without cause, the Company must pay Mr. D’Urso his then current annual base salary in installments for the remainder of the employment term. While employed by the Company and for a two-year period thereafter, Mr. D’Urso cannot employ or contract with any current or former employees of the Company, except former employees who have not been employed by the Company for more than one year.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors met three times during the 2002 fiscal year. The Board of Directors has established a number of committees, including Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board of Directors and Committees on which he or she served.

During fiscal year 2002, the Compensation Committee consisted of Neil Flanzraich, Chairman, John B. Harley, M.D., and Jay Raubvogel, until Mr. Raubvogel’s resignation. Thereafter and upon his appointment to the Board of Directors in December 2002, Glenn L. Halpryn joined the Compensation Committee. The Compensation Committee did not meet during the 2002 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for executives of the Company and recommends the compensation arrangements for executive management and directors. It also serves as the Stock Option Committee for the purpose of making grants of options under all of the Company’s Stock Option Plans.

During fiscal year 2002, the Audit Committee consisted of Randall K. Davis, Chairman, John B. Harley, M.D., and Jay Raubvogel, until Mr. Raubvogel’s and Mr. Davis’ resignations from the Board of Directors. Thereafter and upon their appointment to the Board of Directors in December 2002, Jose J. Valdes-Fauli and Glenn L. Halpryn joined the Audit Committee. In December 2002, Jack R. Borsting, Ph.D. was appointed to the Audit Committee after Dr. Harley’s resignation from the Audit Committee. The Audit Committee met six times during the 2002 fiscal year. The primary responsibility of the Audit Committee is to oversee the Company’s reporting process on behalf of the Board of Directors and the stockholders and to report the results of its activities to the Board of Directors. The Audit Committee engages the independent auditors, approves all auditing services and non-audit services to be provided by the independent auditor, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report, and reviews internal accounting procedures and controls with the Company’s financial and accounting staff.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the American Stock Exchange. Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from directors and executive officers of the Company that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the year ended December 31, 2002, except that Messrs. Alvarez, Halpryn and Valdes-Fauli inadvertently filed one late Form 3 and Messrs. Halpryn and Valdes-Fauli inadvertently filed one late Form 4 in connection with one transaction each.

Certain Relationships and Related Transactions

Upon completion of the merger of the pre-merger IVAX Diagnostics, the Company entered into a registration rights agreement with IVAX Corporation that requires the Company to file a registration statement on Form S-3 (at any time after one year, and before the earlier of five years, following the completion of the merger or such time at which all the shares of the Company’s Common Stock owned by IVAX Corporation can be sold in any three-month period without registration) to register not less than $1.0 million of the Company’s Common Stock owned by IVAX Corporation. Additionally, IVAX Corporation may “piggyback” on registrations initiated by the Company or other holders exercising similar demand registration rights. The Company may delay the filing of any registration statement for 120 days if the Company determines in good faith that to effect such registration statement would be detrimental to the Company or the Company’s stockholders. The Company has agreed to pay all fees and expenses in connection with such registrations, except for any underwriting discounts and commissions. If the Company files a registration statement in connection with an underwritten offering, IVAX Corporation has agreed to sign a customary underwriting agreement in connection with such registration and its rights to register shares is subject to a proration provision if the underwriters determine that the success of the offering will be jeopardized from too many shares being included in the offering. Shares to be sold by the Company on any registered offering will be included prior to the inclusion of any other shares of the Company’s Common Stock held by IVAX Corporation. The registration rights agreement also contains customary mutual indemnification and market stand-off provisions. IVAX Corporation can assign or transfer its rights under the registration rights agreement.

In connection with the merger of the pre-merger IVAX Diagnostics, the Company entered into a shared services agreement with IVAX Corporation pursuant to which IVAX Corporation would continue to provide administrative and management services previously provided by IVAX to the pre-merger IVAX Diagnostics prior to the merger at IVAX Corporation’s cost plus 15% for a period of three months. These services include payroll, including printing paychecks and making associated tax filings; treasury, including cash management services such as disbursements, receipts, banking and investing; insurance, including procuring and administering policies; human resources, including administering employee benefits and plans; financial reporting, including public reports, income taxes; and information systems, including network and website hosting, phone and data systems, software licenses and information systems support.

In connection with the merger of the pre-merger IVAX Diagnostics, the Company entered into a use of name license with IVAX Corporation that grants the Company a non-exclusive, royalty free license to use the name “IVAX.” The license was not terminable by IVAX Corporation for a one-year period. After the first year, IVAX Corporation may terminate the license upon 90 days’ written notice. Upon termination of the agreement, the Company must take all steps reasonably necessary to change its name as soon as is practicable. If IVAX Corporation abandons its use of the name, IVAX Corporation must transfer all rights to the name to the Company. The termination of this agreement by IVAX Corporation could have a material adverse affect on the Company’s ability to market its products and on the Company.

Mary Celli D’Urso, the wife of the Company’s Chief Executive Officer and President, has been employed by the Company for annual compensation of $89,250. In June 1999, Mary Celli D’Urso was granted options to purchase 8,000 shares of the Company’s Common Stock.

Giulio D’Urso, the son of the Company’s Chief Executive Officer and President, has been engaged by the Company’s subsidiaries and the Company for annual compensation of $120,000. In March 2001, Giulio D’Urso was granted options to purchase 25,000 shares of the Company’s Common Stock.

On November 5, 2002, pursuant to a Redemption Agreement, the Company repurchased an aggregate of 871,473 shares of the Company’s Common Stock from Randall K. Davis (who resigned from the Company’s Board of Directors on November 4, 2002) and Titanium Holdings Group, Inc. for an aggregate purchase price of approximately $1,437,900. The repurchased shares have been retired and have resumed the status of authorized and unissued shares. Pursuant to the Redemption Agreement, the Company also granted a general release to Titanium Holdings, Randall K. Davis, Steven Etra and Richard Kandel and paid them an aggregate of approximately $217,900 for the following:

•	the Company was granted an option to acquire up to an additional 657,125 shares of the Company’s Common Stock from Titanium Holdings, Steven Etra and Richard Kandel at an exercise price of $4.00 per share at any time on or before May 5, 2004;

•	the optionees agreed that, until May 5, 2004, they would not transfer the shares of the Company’s Common Stock that are subject to the option to any person or entity other than to the Company or its affiliates;

•	Titanium Holdings and Steven Etra further agreed that, until May 5, 2004, they would not transfer an additional 307,125 and 150,000 shares of the Company’s Common Stock owned by them respectively to any person or entity other than to the Company; and

•	the Company and its affiliates received general releases from Titanium Holdings, Randall K. Davis, Steven Etra and Richard Kandel.

Summary Compensation Table

The following table contains certain information regarding aggregate compensation paid or accrued by the Company during 2002, 2001 and 2000 to the Chief Executive Officer and to each of the Company’s other highest paid executive officers other than the Chief Executive Officer whose total annual salary and bonus exceed $100,000.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary ($)			Bonus ($)		Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Shares Underlying Stock Options (#)	Long-Term Incentive Plan Payouts ($)	All Other Compensation ($)
Giorgio D’Urso Chief Executive Officer	2002 2001 2000	$ $ $	348,519 348,519 348,519		$ $	— 20,000 20,000	— — —	— — —	— — —	— — —	— — —

Duane M. Steele Vice President Business Development	2002 2001 2000	$ $ $	141,002 139,838 132,824		$ $	— 18,000 18,550	— — —	— — —	— 50,000 —	— — —	— — —

Mark Deutsch Chief Financial Officer	2002 2001 2000	$ $ $	102,065 101,763 98,068		$ $	8,000 7,850	— — —	— — —	— 30,000 —	— — —	— — —

Raul F. Alvarez(1) Vice President International Sales	2002 2001 2000		$110,000 — —	(2)		— — —	— — —	— — —	— — —	— — —	— — —

(1)	Mr. Alvarez became the Company’s Vice President—International Marketing and Sales in April 2001. He became an executive officer for purposes of Item 402(a)(3) of Regulation S-K on January 1, 2002.
(2)	Includes a commission paid by the Company to Mr. Alvarez in the amount of $30,000.

Stock Option Grants Table

We did not make any stock option grants during 2002 to the executive officers named in the “Summary Compensation Table.”

Stock Option Exercises and Year-End Option Value Table

The following table sets forth information concerning stock option exercises during 2002 by each of the executive officers named in the “Summary Compensation Table” and the year-end value of unexercised options held by such officers and does not include any stock option exercises for shares of IVAX Corporation under the IVAX Corporation 1997 Employee Stock Option Plan.

STOCK OPTION EXERCISES IN FISCAL YEAR 2002

AND FISCAL YEAR-END OPTION VALUES

			Number of Shares Underlying Unexercised Stock Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Stock Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Giorgio D’Urso	—	—	450,000	150,000	$436,500	$145,500

Duane M. Steele	—	—	90,000	80,000	$87,300	$29,100

Mark Deutsch	—	—	27,000	39,000	$26,190	$8,730

Raul F. Alvarez	—	—	12,500	12,500	—	—

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

During fiscal year 2002, the Compensation Committee consisted of Neil Flanzraich, Chairman, John B.  Harley, M.D., and Jay Raubvogel, until Mr. Raubvogel’s resignation. Thereafter and upon his appointment to the Board of Directors in December 2002, Glenn L. Halpryn joined the Compensation Committee. Mr. Flanzraich is also a director and Vice Chairman and President of IVAX Corporation. IVAX Corporation owns approximately 73% of the Company’s outstanding Common Stock. See “Certain Relationships and Related Transactions” above for a description of the transactions between IVAX Corporation and the Company.

Executive Officer Compensation

The Company’s compensation program for executive officers consists of three key elements: a base salary, an incentive bonus and periodic grants of stock options. The Compensation Committee believes that this approach best serves the interests of stockholders by compensating the Company’s executive officers in a manner that advances both the short and long term interests of the Company and its stockholders. Thus, compensation for the Company’s executive officers involves a portion of pay which depends on incentive payments which are earned only if corporate goals are met or exceeded and stock options which directly relate a significant portion of an executive officer’s long term remuneration to stock price appreciation realized by the Company’s stockholders. The Company must compete for the services of its executives with numerous other companies, many of which have greater financial resources and more comprehensive benefit plans than the Company’s. The Compensation Committee believes that the Company’s compensation policies are appropriate.

Base Salary

The Company offers salaries it believes are competitive based on a review of market practices and the duties and responsibilities of each executive officer. In setting base compensation, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market, primarily in the healthcare industry and primarily in the geographic areas in which the Company operates. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined based on an annual review by the Compensation Committee with input and recommendations from the Chief Executive Officer for executive officers other than the Chief Executive Officer. Salary determinations are made based on, among other things, the decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer. In 2002, no increases were made in the salaries of the Company’s executive officers.

Annual Incentive Program

The Company’s management incentive program is designed to motivate executives by recognizing and rewarding performance. The annual incentive program is a discretionary bonus plan used to compensate executives based on the Company’s profitability and the achievement of individual performance goals with the greatest weight given to the Company’s profitability.

Each participant’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive’s sphere of responsibility. In 2002, the Company did not meet the profitability goals, and no discretionary bonuses were paid to the Company’s executive officers during the 2002 fiscal year.

Stock Options

Stock options represent a significant portion of the total compensation for the Company’s executive officers. Stock options are generally awarded to executive officers at the time that they join the Company and periodically thereafter. No stock options were granted to executive officers of the Company during the 2002 fiscal year. The granting of options is totally discretionary and options are awarded based on an assessment of an employee’s contribution to the success and growth of the Company. For executive officers other than the Chief Executive Officer, grants of stock options are generally based on the level of an executive’s position with the Company, an evaluation of the executive’s past and expected performance, the number of outstanding and previously granted options and discussions with the executive and, in addition, the Compensation Committee also considers the recommendations of the Chief Executive Officer. The Compensation Committee believes that providing executives with opportunities to acquire an interest in the future growth and prosperity of the Company through the grant of stock options will assist the Company in attracting and retaining qualified and experienced executive officers and offer additional long term incentives. The Compensation Committee believes that utilization of stock options more closely aligns the executives’ interests with those of the Company’s stockholders because the ultimate value of such compensation is directly dependent on the stock price.

Compensation of the Chief Executive Officer

As previously indicated, the Compensation Committee believes that the Company’s total compensation program is appropriate based upon the Company’s business performance, market compensation levels, and personal performance of the Company’s executives. The Chief Executive Officer has previously entered into an employment agreement with the pre-merger IVAX Diagnostics, as described above. Under the terms of the employment agreement, the Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on those factors described above for other executive officers, as well as the Compensation Committee’s assessment of Mr. D’Urso’s past performance as Chief Executive Officer and its expectation as to his future contributions. In 2002, Mr. D’Urso did not receive a base salary increase, which was consistent with the underlying market conditions and was considered appropriate.

The Company has noted Mr. D’Urso’s leadership during 2002, including his successful leadership in facilitating the Company’s new public structure and increasing the visibility of and interest in the Company. Future salary increases and bonuses will continue to reflect the amounts paid to chief executive officers at other public companies, as well as the Company’s financial condition, operating results and attainment of strategic objectives.

Submitted by the Members of the Compensation Committee:

Neil Flanzraich, Chairman

John B. Harley, M.D.

Glenn L. Halpryn

Stockholder Return Performance Graph

Set forth below are a graph and a table comparing the cumulative total returns (assuming reinvestment of dividends) for the Common Stock of the Company, the American Stock Exchange and the Media General Industry Group Index—Diagnostic Substances. The graph and the table show quarterly comparisons, assuming $100 was invested on February 15, 2000.

	2/15/00	3/31/00	6/30/00	9/29/00	12/29/00	3/30/01	6/29/01	9/28/01	12/31/01	3/29/02	6/28/02	9/30/02	12/31/02
IVAX Diagnostics Inc.	100.00	123.08	31.54	22.69	18.46	40.00	60.06	42.46	42.83	34.46	24.86	19.08	20.92
Media General Index— Diagnostic Substances	100.00	76.50	94.81	96.56	77.23	61.45	71.96	66.37	77.46	79.62	63.42	59.32	58.97
American Stock Exchange	100.00	102.82	95.36	97.74	88.40	86.19	92.35	72.92	84.44	85.55	85.08	79.21	81.07

AUDIT COMMITTEE REPORT

The primary responsibility of the Audit Committee is to oversee the Company’s reporting process on behalf of the Board of Directors and the stockholders and to report the results of its activities to the Board of Directors. The Audit Committee engages the independent auditors, approves all auditing services and non-audit services to be provided by the independent auditor, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report, and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined by American Stock Exchange listing standards. The Audit Committee Charter was revised to reflect additional and enhanced practices adopted by the Audit Committee in light of the corporate governance reforms implemented under the Sarbanes-Oxley Act of 2002. A copy of the revised Audit Committee Charter is attached to this Proxy Statement as Appendix A.

During fiscal year 2002, the Audit Committee consisted of Randall K. Davis, Chairman, John B. Harley,  M.D., and Jay Raubvogel, until Mr. Raubvogel’s and Mr. Davis’ resignations from the Board of Directors. Thereafter and upon their appointment to the Board of Directors in December 2002, Jose J. Valdes-Fauli and Glenn L. Halpryn joined the Audit Committee. In December 2002, Jack R. Borsting, Ph.D. was appointed to the Audit Committee after Dr. Harley’s resignation from the Audit Committee. The Audit Committee met six times during the 2002 fiscal year.

The meetings of the Audit Committee were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the Company’s independent auditors, Ernst & Young LLP (“Ernst & Young”). The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for Ernst & Young’s audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee’s discussions also included a discussion of the background and experience of the Ernst & Young audit managers assigned to the Company and the quality control procedures established by Ernst & Young.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and Ernst & Young.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence from the Company. When considering Ernst & Young’s independence, the Audit Committee considered whether their provision of services to the Company was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Ernst & Young for audit services.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K.

Audit Fees.    The aggregate fees for professional services rendered by Ernst & Young in connection with their audit of the Company’s consolidated financial statements included in the Company’s Annual Report on

Form 10-K for the 2002 fiscal year and reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2002 fiscal year were approximately $90,000.

Financial Information Systems Design and Implementation Fees.    Ernst & Young did not render any financial information systems design and implementation services to the Company in the 2002 fiscal year.

All Other Fees.    Ernst & Young did not render any other services to the Company in the 2002 fiscal year.

Submitted by the Members of the Audit Committee:

Jose J. Valdes-Fauli, Chairman

Jack B. Borsting, Ph.D.

Glenn L. Halpryn

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of March 3, 2003, information about the beneficial ownership of the Common Stock of the Company by (1) each director, (2) each executive officer named in the “Summary Compensation Table,” (3) all directors and executive officers as a group, and (4) each person who the Company knows beneficially owns more than 5% of the Common Stock of the Company. All such shares were owned directly with sole voting and investment power unless otherwise indicated. Unless otherwise indicated, the principal business address of each person listed below is 2140 North Miami Avenue, Miami, Florida 33127.

Name	Shares (#)(1)		Percent of Class (%)
IVAX Corporation 4400 Biscayne Boulevard Miami, Florida 33137	20,000,000		72.7%
Giorgio D’Urso	476,000	(2)	1.7%
Duane M. Steele	90,000	(3)	*
Mark Deutsch	27,000	(4)	*
Raul F. Alvarez	12,500	(5)	*
Phillip Frost, M.D.	47,354	(6)	*
Neil Flanzraich	10,000	(7)	*
Jane Hsiao, Ph.D.	10,000	(8)	*
John B. Harley, M.D.	10,000	(9)	*
Jack R. Borsting, Ph.D.	10,500	(10)	*
Glenn L. Halpryn	5,000	(11)	*
Jose J. Valdes-Fauli	5,000	(12)	*
All directors and executive officers as a group (11 persons)	665,000		2.4%

*	Represents beneficial ownership of less than 1%.
(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Includes options for 450,000 shares of common stock granted to Mr. D’Urso. Also includes options for 6,000 shares of common stock granted to Mr. D’Urso’s wife and 5,000 shares of common stock owned by Mr. D’Urso’s wife. Mr. D’Urso disclaims beneficial ownership of the stock options and shares of common stock owned by his wife.
(3)	Includes options for 90,000 shares of common stock granted to Mr. Steele.
(4)	Includes options for 27,000 shares of common stock granted to Mr. Deutsch.
(5)	Includes options for 12,500 shares of common stock granted to Mr. Alvarez.
(6)	Includes (a) options for 10,000 shares of common stock granted to Dr. Frost and (b) 37,354 shares of common stock owned by Frost Gamma Investments Trust of which Dr. Frost is the trustee and Frost Gamma LP is the sole and exclusive beneficiary. Frost Gamma LP is a limited partnership in which Dr. Frost is the sole limited partner and in which Dr. Frost is the sole shareholder of Frost—Nevada Corp., the sole shareholder of Frost Gamma, Inc., the general partner. Does not include any securities owned by IVAX Corporation, a corporation in which Dr. Frost is the Chairman of the Board and Chief Executive Officer, and Dr. Frost disclaims beneficial ownership of securities held by IVAX.
(7)	Includes options for 10,000 shares of common stock granted to Mr. Flanzraich.
(8)	Includes options for 10,000 shares of common stock granted to Dr. Hsiao.
(9)	Includes options for 10,000 shares of common stock granted to Dr. Harley.
(10)	Includes options for 10,000 shares of common stock granted to Dr. Borsting.
(11)	Includes options for 5,000 shares of common stock granted to Mr. Halpryn.
(12)	Includes options for 5,000 shares of common stock granted to Mr. Valdes-Fauli.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of Common Stock for which they hold proxies in accordance with their best judgment. If for any reason any of the nominees for election to the Board of Directors is not available as a candidate for director, the persons named proxy holders will vote any shares of Common Stock for which they hold proxies for such other candidate or candidates as may be nominated by the Board of Directors.

NOTICE OF CERTAIN STOCKHOLDER ACTIONS

No matters were submitted to a vote of security holders during the quarter ended December 31, 2002.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young has been selected by the Company’s Audit Committee to serve as the Company’s independent certified public accountants for the fiscal year ending December 31, 2003. Arthur Andersen LLP (“Andersen”) acted as the Company’s independent public accountants for the fiscal year ended December 31, 2001 and for the quarter ended March 31, 2002. On June 21, 2002, upon the recommendation and approval of the Audit Committee, the Board of Directors dismissed Andersen and engaged the services of Ernst & Young as the Company’s new independent certified public accountants for the fiscal year ending December 31, 2002, effective immediately.

Andersen’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2001 and the subsequent interim period through June 21, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the other reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal year ended December 31, 2001 or the subsequent interim period through June 21, 2002. During the fiscal year ended December 31, 2001 and the subsequent interim period through June 21, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the next annual meeting of the Company, expected to be held in July 2004, and to be included in the Company’s proxy statement and form of proxy for that meeting must be in writing and in compliance with applicable rules and regulations and received by the Secretary of the Company at its main offices at 2140 North Miami Avenue, Miami, Florida 33127, no later than February 27, 2004. Proposals of stockholders intended to be presented at the next annual meeting of the Company but not to be included in the Company’s proxy statement and form of proxy for that meeting must be in writing and in compliance with the Company’s Bylaws and received by the Secretary of the Company at its main office, as listed above, no earlier than March 1, 2004 and no later than April 28, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Deutsch,

Secretary

June 24, 2003

Appendix A

AUDIT COMMITTEE CHARTER

OF

IVAX DIAGNOSTICS, INC.

I.	Purpose

The primary function of the Audit Committee is to assist the Board of Directors (i) in its oversight of the Company’s accounting and financial reporting principles and policies and internal audit controls and procedures, (ii) in its oversight of the Company’s financial statements and the independent audit thereof, (iii) in selecting, evaluating and, where appropriate, replacing the outside auditor, and (iv) in evaluating the independence of the outside auditor.

II.	Composition

The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise be “independent,” as defined by all applicable laws, rules and regulations. Furthermore, no member of the Audit Committee shall, directly or indirectly, accept any consulting, advisory, or other compensatory fee from the Company other than payment for service on the Board of Directors or any committees of the Board of Directors. All Audit Committee members shall be “financially literate,” and, if required for the listing of the Company’s securities on any national securities exchange or automated quotation system, at least one member of the Audit Committee shall be an “audit committee financial expert,” as such terms are defined by all applicable laws, rules and regulations. Each member of the Audit Committee shall be appointed by the Board of Directors and the Board of Directors shall designate one member of the Audit Committee to serve as its Chairman.

III.	Authority

The Audit Committee is granted the authority to conduct investigations into any matters within its scope of responsibilities.

IV.	Duties and Responsibilities

The function of the Audit Committee is oversight. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible to enable the Audit Committee to react to changing conditions and circumstances. The duties and responsibilities set forth below are intended to serve as a guide with the understanding that the Audit Committee may supplement or diverge from them as appropriate. In fulfilling its function, the Audit Committee shall have the following duties and responsibilities:

•	Oversee the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

•	Be responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial report) and receive reports directly from the independent auditors.

•	Review and pre-approve both audit and non-audit services provided by the independent auditors and not engage the independent auditors to perform any non-audit services prohibited by applicable law, rule or regulation. The Audit Committee may establish policies and procedures for pre-approval and may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall inform the Board of Directors of its approval of any permitted non-audit services so that the Company may disclose such approval if appropriate.

•	Consult with management and the independent auditors regarding financial issues including, but not limited to, the adequacy of financial disclosures, major fluctuations or unusual circumstances noted in the financial statements, and the independent auditor’s responsibilities for information in documents containing audited financial statements.

•	Review with management and its independent auditor the scope of services required by the audit and audit conclusions regarding significant accounting estimates and judgments.

•	Review with management and the independent auditor at the completion of each fiscal year the Company’s annual financial statements and the related footnotes, the independent auditor’s audit of the financial statements and its report thereon, any significant changes in the independent auditor’s audit plan, any substantial difficulties or disputes encountered during the course of the audit, and any other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

•	Review and discuss all critical accounting policies and practices to be used and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Review with management and the independent auditor all financial reports filed with the Securities and Exchange Commission or any other regulatory agency or entity.

•	Consider with management and its independent auditor their assessments of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weakness in internal controls and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management the selection and termination of the independent auditor, any significant relationships the accountants have with the Company which may influence their independence and any significant disagreements between the independent auditor and management.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Prepare and maintain minutes and other records of Audit Committee meetings and distribute such minutes to Audit Committee members and non-Audit-Committee directors.

•	Obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

•	Prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Review this Charter on an annual basis and recommend any proposed changes to the Board of Directors for approval.

Additionally, the Audit Committee is to be the Board of Director’s principal agent in assessing the independence of the Company’s internal audit function and independent auditors. However, the opportunity for the independent auditors to meet with the Board of Directors as needed is not restricted. Further, the Audit Committee will approve the evaluation and compensation review, as well as the hiring and firing, of the internal audit staff, if any.

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V.	Independent Auditors

The independent auditors for the Company are accountable to and must report to the Audit Committee. The Audit Committee has the authority and responsibility to select, evaluate and hire the independent auditors.

The independent auditors shall submit to the Company annually a formal written statement delineating all relationships between the independent auditors and the Company (“Statement as to Independence”), addressing each non-audit service provided to the Company and the matters required by law and regulation. The independent auditors shall also submit to the Company all material written communications between the independent auditors and management.

The independent auditors shall submit to the Company annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q; (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under clause (i); (iii) professional services for tax compliance, tax advice, and tax planning; and (iv) products and services provided other than the services reported under clause (i), (ii) or (iii).

VI.	Meetings

The Audit Committee shall meet with the independent auditors and management on a quarterly basis to review the financials of the Company and the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discuss any other matters the Audit Committee deems appropriate.

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Appendix B

IVAX Diagnostics, Inc.

2140 North Miami Avenue

Miami, Florida 33127

PROXY

This Proxy is solicited on behalf of the Board of Directors of IVAX Diagnostics, Inc.

I (whether one or more of us) appoint Giorgio D’Urso and Duane Steele, and each of them separately, as my proxies, each with the power to appoint his substitute, and authorize each of them to vote as designated on the reverse side, all of my shares of Common Stock of IVAX Diagnostics, Inc. (the “Company”) held of record by me at the close of business on June 17, 2003, at the Annual Meeting of Stockholders to be held on July 17, 2003, and at any postponement or adjournment of the meeting, and, in their discretion, to vote my shares on any other business as may properly come before this meeting or any postponement or adjournment of the meeting.

When properly executed and returned, this Proxy will be voted in the manner directed by me. If no direction is indicated, this Proxy will be voted “FOR” the election of all director nominees and according to the discretion of the proxy holders on any other maters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.

(continued and to be signed on other side)

(continued from other side)

The Board of Directors of IVAX Diagnostics, Inc. unanimously recommends a vote “FOR” the following:

1.	ELECTION OF DIRECTORS

FOR each nominee listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	Name	Term of Office
		Glenn L. Halpryn Giorgio D’Urso Jose J. Valdes-Fauli	2004 2006 2006

☐	☐	(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through such nominee’s name.)

I acknowledge receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the July 17, 2003 meeting.

Dated:            , 2003

Signature

Signature if held jointly

(Please date this Proxy and sign exactly as name or names appear on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please complete, date, sign and mail this Proxy promptly in the enclosed envelope. Postage is not necessary if mailed in the United States.

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